EXHIBIT 10.2

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of December 9, 2004 by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the "PARENT"), B. RICE ELECTRIC LP, and CARROLL SYSTEMS LP, both Texas limited partnerships (together, the "COMPANY"), BRITT RICE CONSTRUCTION COMPANY, LP, a Texas limited partnership (the "BUYER") and BRITT L. RICE, an individual and resident of the State of Texas ( "GUARANTOR").

                                   WITNESSETH:

      WHEREAS, the Parent owns, either directly or indirectly, all of the issued and outstanding partnership interest of the Company, which is engaged in the electrical construction and services business (the "BUSINESS");

      WHEREAS, the Parent and the Company desire to sell to the Buyer substantially all of the Company's assets, which are more fully described in
Section 1.1 hereof, and the Buyer desires to acquire such assets in consideration of the payment by the Buyer of the purchase price and the assumption by the Buyer of the liabilities provided for herein, all upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, for and in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions of the parties contained herein, it is hereby agreed as follows:

1.    PURCHASE AND SALE OF ASSETS.

      1.1 Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1 hereof), the Company shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Company (except as provided in Section 1.2 hereof) all of the assets, rights and properties of the Parent or the Company set forth on Schedule 1.1. The assets described in this Section 1.1 as being sold, conveyed, assigned, transferred and delivered to the Buyer hereunder are sometimes hereinafter referred to collectively as the "ASSETS".

      1.2 Excluded Assets. It is expressly understood and agreed that the Assets shall not include the following (such assets are hereinafter referred to collectively as the "EXCLUDED ASSETS"):

            (a) Cash and cash equivalents or similar type investments, such as certificates of deposit, Treasury bills and other marketable securities;

            (b) Claims for refunds of taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date;

            (c) Any asset, tangible or intangible, which is not freely transferable without the consent of a third party, upon the failure to obtain such consent;

            (d) The original corporate minute books, stock books, financial records, tax returns, personnel and payroll records and corporate policies and procedures manuals of the Company and other records required by applicable laws to be retained; provided, however, that the Buyer shall retain in its possession the documents and files set forth on Schedule 1.2 (which shall continue to be owned by the Company), and make them immediately available to Parent and/or the Company on request, and further provided that Buyer shall not destroy any such records without the prior written consent of the Parent.

            (e) Any contract or agreement, whether written or oral, between the Company and IES Contractors, Inc.; and

            (f) Any asset not set forth on Schedule 1.1.

      1.3 Instruments of Conveyance and Transfer.

            (a) At the Closing, the Buyer, the Company and the Parent shall enter into a Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit A, transferring to the Buyer good and indefeasible title to all of the tangible personal property included in the Assets, subject only to Permitted Encumbrances.

            (b) At the Closing, the Buyer and the Parent shall deliver such other instruments of transfer and assignment in respect of the Assets as the Buyer shall reasonably require and as shall be consistent with the terms and provisions of this Agreement.

            (c) At the Closing, the Buyer shall, and shall cause the Transferred Employees (as hereinafter defined) to, resign as officers and directors of the Company and any other affiliates of the Parent.

      1.4 Further Assurances. From time to time after the Closing, the Parent and the Company will execute and deliver, or cause to be executed and delivered, without further consideration, such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as the Buyer may reasonably request in order to more effectively transfer, convey, assign and deliver to the Buyer, and to place the Buyer in possession and control of any of the Assets or to enable the Buyer to exercise and enjoy all rights and benefits of the Company with respect thereto.

      1.5 Liabilities. On the Closing Date, the Buyer will assume and agree to pay and discharge all liabilities of the Company, known or unknown, absolute or contingent (the "ASSUMED LIABILITIES") other than the liabilities set forth on
Schedule 1.5 (the "RETAINED LIABILITIES"), which shall be retained by the Parent or the Company, respectively.

      1.6 Expenses: Consents and Taxes. The Buyer shall pay, or cause to be paid
(i) all costs and expenses of obtaining all consents of third parties for the assignment of any of the Assets, and (ii) all transfer, stamp, sales, use or other similar taxes or duties payable in connection with the sale and transfer of the Assets to the Buyer.

2.    CLOSING; PURCHASE PRICE.

      2.1 Closing Date. The consummation of the transactions contemplated in this Agreement (the "CLOSING") shall take place at the offices of Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, Texas at 10:00 a.m., Central time, December 9, 2004 (the "CLOSING DATE") contemporaneously with the execution of this Agreement or at such other place and time as the parties hereto may mutually agree.

      2.2 Purchase Price. The aggregate purchase price for the Assets shall be $6,629,000 (the "PURCHASE PRICE"), subject to adjustment pursuant to Section 2.3 below, plus the Buyer's assumption of the Assumed Liabilities pursuant to
Section 1.5 above. The Purchase Price shall be payable by the Buyer at the Closing to the Company in immediately available funds by confirmed wire transfer to a bank account to be designated by the Company.

      2.3 Cash Reconciliation. Within 30 days following the Closing Date, the Company shall prepare and deliver to the Buyer a schedule setting forth, for the period commencing on October 1, 2004, and ending as of the Closing, (a) the cash disbursements funded by the Company, the Parent or any of their affiliates for the benefit of the Company, to include those made in the ordinary course to trade vendors and those made in the ordinary course for Company employee benefit plans (the "DISBURSEMENTS"), and (b) the cash deposits made by the Company (the "DEPOSITS"). Within three business days following the Buyer's receipt of such schedule, (i) the Buyer shall remit to the Company in immediately available funds, the amount by which the Disbursements exceed the Deposits, if any; or
(ii) the Company shall remit to the Buyer, in like manner and within such period, the amount by which Deposits exceed the Disbursements, if any. Disbursements shall include, but not be limited to, actual cash amounts paid by the Company or the Parent on behalf of the Company, including (i) amounts paid after September 30, 2004 for checks issued by the Company or Parent on behalf of the Company on or before September 30, 2004 that had not cleared the banks on September 30, 2004, which amounts were reflected on the September 30, 2004 balance sheet as negative cash amounts, (ii) checks issued by the Buyer or Parent on behalf of the Company subsequent to September 30, 2004, but before the Closing that have not cleared the banks as of the Closing, and (iii) workers compensation, general liability, health and similar insurance premiums paid by the Parent on behalf of the Company with respect to periods prior to the Closing, whether accrued prior to or after the Closing, and Deposits shall include, but not be limited to, actual cash amounts received by the Company or the Parent on behalf of the Company subsequent to September 30, 2004, but before the Closing that have not been reflected in the Company's accounts as of the Closing. Disbursements and Deposits will be accounted for in accordance with Parent's accounting practices consistent with past periods.

      2.4 Purchase Price Allocation. As soon as practicable after the Closing Date, the Company and the Buyer shall jointly attempt to agree to and prepare IRS Form 8594 to report the allocation of the Purchase Price among the Assets. Each party hereto agrees not to assert, in connection with any tax return, tax audit or similar proceeding, any allocation that differs from that set forth in such Form 8594. If the Company and the Buyer cannot reach agreement as to the allocation of the Purchase Price among the Assets, the parties agree to allocate the Purchase Price among the Assets for all purposes (including financial accounting and tax purposes) independently.

3.    REPRESENTATIONS AND WARRANTIES.

      3.1 Representations and Warranties of the Company and the Parent. Each Company and the Parent represent and warrant to the Buyer as follows:

            (a) Organization, Authority and Qualification of the Company. Each Company is a limited partnership duly organized and validly existing under the laws of the State of Texas and each Company has full power and authority to own or lease its properties and to carry on its business in such state. The Parent is a corporation duly organized and validly incorporated under the laws of the State of Delaware and Parent has full power and authority to own or lease its properties and to carry on its business in such state. Each Company and the Parent have the full power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by each Company and the Parent and constitutes the valid and legally binding obligation of each of them, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

            (b) No Violation. Neither Company is in default under nor in violation of its Partnership Agreement.

            (c) Title to Properties; Absence of Liens and Encumbrances. Each Company owns good and indefeasible title to its Assets, free and clear of all claims, liens, security interests, charges, leases, encumbrances, licenses or sublicenses and other restrictions of any kind and nature, other than the claims, liens, security interests, charges, leases, encumbrances, licenses or sublicenses either included among the Assumed Liabilities or specifically set forth on Schedule 3.1(c) hereto ("PERMITTED ENCUMBRANCES").

      3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Parent and the Company as follows:

            (a) Residence. The Buyer is a limited partnership that is duly organized and validly existing under the laws of the State of Texas.

            (b) Authorization. The Buyer has the capacity to execute, deliver and perform this Agreement, and this Agreement has been duly and validly executed and delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

            (c) Certain Fees. The Buyer has not employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

            (d) Financial Information. The financial and management reports (including, without limitation, WIP schedules) heretofore delivered or made by Guarantor or the Company to the Parent are true and correct in all material respects and do not omit to state any fact necessary to make any of them, in light of the circumstances in which made, not misleading. All executed change orders have been recorded, all agreed change orders have been executed or are listed on Schedule 3.2(d), and all checks and cash received by the Company and its affiliates have been deposited.

      3.3 No Warranty. The Buyer and Guarantor acknowledge that the Guarantor, through previous ownership and/or the management of the Company, is familiar with the Assets and the operations of the Company, and has access to any information pertaining thereto and has made such information available to the Buyer. Neither the Company nor the Parent, nor any of their respective directors, officers, employees, agents or representatives has made, or shall be deemed to have made, and no such person shall be liable for, or bound in any manner by, and the Buyer and Guarantor have not relied upon and will not rely upon, any express or implied representations, warranties, guaranties, promises or statements pertaining to the Business or Assets except as specifically provided in this Section 3. The Buyer and Guarantor acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, they have relied solely on the basis of their own independent investigation of the Business and the Assets and upon the express written representations, warranties and covenants in this Agreement. Without diminishing the scope of the express written representations, warranties and covenants of the Company and the Parent in this Agreement and without affecting or impairing the Buyer's right to rely thereon, the Buyer and Guarantor acknowledge that (a) they have not relied, in whole or in part, on any information contained in documents, materials or other information provided to them by, or on behalf of, Company or the Parent, and (b) neither Company nor the Parent is making any representations or warranties with respect to (i) any such documents, materials or other information, other than, in each case, as set forth in this Agreement or (ii) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets. ACCORDINGLY, THE ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS." EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION
3.1 OF THIS AGREEMENT, THE COMPANY AND PARENT MAKE ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, REGARDING THE ASSETS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THE ABILITY OF THE COMPANY TO ASSIGN (WHERE ASSIGNABILITY HAS BEEN RESTRICTED BY THIRD PARTIES) THE ASSETS, OR OBTAIN CONSENTS TO ANY ASSIGNMENT.

4.    COVENANTS; ACTION SUBSEQUENT TO CLOSING.

      4.1 Access to Books and Records. Until the third anniversary of the Closing Date, the Parent and the Company shall afford, and will cause its affiliates to afford, to the Buyer, its counsel, accountants and other authorized representatives, during normal business hours, reasonable access to the books, records and other data of the Company and the Business with respect to periods ending on or prior to the Closing Date to the extent that such access may be reasonably required by the Buyer to facilitate
(i) the investigation, litigation and final disposition of any claims which may have been or may be made against the Buyer in connection with the Business or
(ii) for any other reasonable business purpose. Following the Closing, the Buyer shall prepare, on behalf of the Company, all regularly prepared Company financial reports and statements for periods up to and including the Closing Date, and shall cooperate with and provide assistance to the Parent and the Company in their financial and tax reporting obligations for the periods up to and including the Closing Date.

      4.2 Mail. The Parent and the Company authorize and empower the Buyer on and after the Closing Date to receive and open all mail received by the Buyer relating to the Business or the Assets and to deal with the contents of such communications in any proper manner. The Parent and the Company shall promptly deliver to the Buyer any mail or other communication received by them after the Closing Date pertaining to the Business or the Assets. The Buyer shall promptly deliver to the Parent any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or Retained Liabilities, and any cash, checks or other instruments of payment in respect of the Excluded Assets.

      4.3 No Consent Contracts. To the extent that any contract of the Company included in the Assets may not be assigned without the consent of any third party, and such consent is not obtained prior to Closing (such contracts referred to as "NO CONSENT CONTRACTS"), this Agreement and any assignment executed at Closing pursuant hereto shall not constitute an assignment thereof, but to the extent permitted by law shall constitute an equitable assignment by the Company and assumption by the Buyer of the Company's rights and obligations under the applicable No Consent Contract, with the Company making available to the Buyer the benefits thereof and the Buyer performing the obligations thereunder on the Company's behalf.

      4.4 Preparation and Filing of Certain Tax Forms. The Buyer shall prepare and timely file all Forms W-2, 940, 941 and 1099 with all appropriate Governmental Entities, including without limitation any summary schedules and transmittal forms, as well as any similar filings required by any state or local Governmental Entity, with respect to all wages and other reportable payments for the calendar year 2004. As used herein, "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality, domestic or foreign. The Buyer shall pay all administrative amounts owed as a result of or otherwise related to such filings with the exception of any tax, interest, or penalties associated with periods prior to the Closing. The Company will pay, on or before they become due, any employment taxes withheld by it which have not been previously paid. The Buyer, Parent and the Company shall cooperate in making all such filings and shall make available to the others such information as any of them requires to assure such filings are made on a timely and accurate basis.

      4.5 The Parent Name and Logos. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall remove all the Parent and its affiliates' names and logos from all of the Assets. Except as specifically provided in Section 1, nothing in this

Agreement shall constitute a license or authorization for the Buyer to use in any manner any name, logo or mark owned by or licensed to the Company, the Parent or their respective affiliates which bears any reference to IES or any subsidiary of IES other than the Company. The name "B. Rice Electric LP" or any other name using the words "Britt Rice," the name "Carroll Systems LP" or any other name using the word "Carroll" shall be the property of Buyer after the Closing Date and will not be used by the Parent or the Company after the Closing, except that Parent will be given a reasonable period of time (not to exceed 60 days) to change any company names after the Closing Date.

      4.6 Leased Assets. At the Closing, the Buyer, at its expense, shall pay off or refinance the leases on the vehicles listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such vehicle leases. As soon as practicable (but in any event within 90 days) after the Closing Date, the Buyer, at its expense, shall pay off or refinance the leases on the other assets listed on Schedule 4.6 attached hereto, and in connection therewith shall obtain the release of Parent and the Company for all liability under such leases. At the Closing, the Buyer and the Company agree to enter into a Sublease Agreement in the form attached as Exhibit B, pursuant to which the Company shall sublease to the Buyer, and the Buyer shall sublease from the Company, the premises at 4707 Commercial Park Drive, Austin, Texas.

      4.7 Chubb Bonds. Buyer agrees that at the Closing it shall execute and deliver to the Federal Insurance Company and its subsidiary or affiliated insurers and any applicable co-sureties (collectively, "FEDERAL"), a General Agreement of Indemnity in the form attached as Exhibit C, pursuant to which Buyer and Guarantor agree to (i) indemnify Federal with respect to the performance and completion of the bonded obligations as set forth therein; and
(ii) replace within ninety (90) days the bonds identified as Cancelable Bonds therein. Buyer further agrees to continue to provide to Federal monthly written reports (with a copy to the Parent) as to the progress of the completion of the bonded jobs. Buyer and Guarantor further agree to provide, from time to time and at the request of the Parent, a certificate or certificates certifying that the Cancelable Bonds have been replaced, and as to such other matters concerning the performance by the Buyer of its post-closing obligations under this Agreement as Parent shall request.

      4.8 Retained Claims. The Company shall retain liability for certain insured claims as set forth in Schedule 1.5, paragraph 5 (the "RETAINED CLAIMS"). The Buyer and the Guarantor agree to cooperate with the Company and the Parent in the defense of the Retained Claims and to make available the Buyer's personnel and facilities for that purpose. The Company shall retain as Excluded Assets and not transfer to the Buyer all books and records associated with the Retained Claims, as well as any reserves established on the books of the Company for the Retained Claims, which reserves shall be paid in cash by the Buyer to the Company at Closing.

5.    INDEMNIFICATION.

      5.1 Survival. The representations and warranties of the Company, the Parent, the Buyer and the Guarantor contained in this Agreement, any schedules delivered by or on behalf of the Company and the Buyer pursuant to this Agreement, or in any certificate, instrument, agreement or other writing delivered by or on behalf of the Company, the Parent. the Buyer or the Guarantor pursuant to this Agreement shall survive the consummation of the transactions contemplated herein; provided that all such representations and warranties of the Company, the Parent, the Buyer and the Guarantor shall be of no further force and effect, and no claim for indemnification by the Buyer pursuant to this
Section 5 may be brought for any reason, after the expiration of twelve (12) months from the Closing Date (the "SURVIVAL PERIOD"), except for the representations and warranties contained in Section 3.1(c), which shall survive indefinitely. Anything to the contrary notwithstanding, a claim for indemnification which is made but not resolved prior to the expiration of the Survival Period may be pursued and resolved after such expiration.

      5.2 Indemnification by the Company.

            (a) In accordance with and subject to the provisions of this Section 5, the Company and the Parent shall indemnify and hold harmless the Buyer from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "BUYER INDEMNIFIED LOSSES"), suffered or incurred by the Buyer by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Company or the Parent contained in this Agreement, or in any schedules delivered to the Buyer by or on behalf of the Company or the Parent pursuant to this Agreement; (ii) the breach of any covenant or agreement of the Company or the Parent contained in this Agreement; or (iii) the Retained Liabilities.

            (b) The Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer with respect to matters other than claims, actions or demands brought, made or instituted by a third party ("THIRD PARTY CLAIMS"). With respect to Third Party Claims, the Company and the Parent shall reimburse the Buyer on demand for any Buyer Indemnified Losses suffered by the Buyer, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Buyer Indemnified Losses. The Company and the Parent shall have the opportunity to defend at their expense any claim, action or demand for which the Buyer claims indemnity against the Company or the Parent; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Company and the Parent; and (iii) counsel for the Buyer may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Buyer.

      5.3 Indemnification by the Buyer.

            (a) In accordance with and subject to the provisions of this Section 5, the Buyer and the Guarantor shall, jointly and severally, indemnify and hold harmless the Company, the Parent and their respective affiliates (for purposes of this Section 5, the "COMPANY INDEMNITEES") from and against and in respect of any and all loss, damage, diminution in value, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "COMPANY INDEMNIFIED LOSSES"), suffered or incurred by the Company Indemnitees by reason of, or arising out of (i) any misrepresentation or breach of representation or warranty of the Buyer or the Guarantor contained in this Agreement, or in any schedules delivered to the Company or the Parent by or on behalf of the Buyer or the Guarantor pursuant to this Agreement;
      (ii) or the breach of any covenant or agreement of the Buyer or the Guarantor contained in this Agreement; (iii) the Assumed Liabilities, including, without limitation, any liability to sureties with respect to bonded jobs; or (iv) the operation of the Business following the Closing, including, but not limited to, any claims made by Transferred Employees concerning COBRA, the WARN Act, unemployment claim liability, or any similar matters as a result of the termination by Buyer of the Transferred Employees.

            (b) The Buyer and the Guarantor, jointly and severally (the "BUYER INDEMNIFYING PARTIES") shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees with respect to matters other than Third Party Claims. With respect to Third Party Claims, the Buyer Indemnifying Parties shall reimburse the Company Indemnitees on demand for any Company Indemnified Losses suffered by the Company Indemnitees, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement in respect of any Company Indemnified Losses. The Buyer Indemnifying Parties shall have the opportunity to defend at their expense any claim, action or demand for which the Company Indemnitees claim indemnity against the Buyer Indemnifying Parties; provided that: (i) the defense is conducted by reputable counsel; (ii) the defense is expressly assumed in writing within twenty (20) days after written notice of the claim, action or demand is delivered to the Buyer Indemnifying Parties; and (iii) counsel for the Company and the Parent may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise and settlement of the claim, action or demand at the expense of the Company and the Parent.

      5.4 Limitation and Payment on Claims. No claim shall be brought under this
Section 5 for breach of any representation or warranty, and no party hereto shall be entitled to receive any payment with respect thereto, until such time as, and only to the extent that, the aggregate amount of such claim(s) that such party has equals or exceeds $100,000 (the "DEDUCTIBLE"); provided, however, that the Deductible shall not apply to any obligations under Section 2.3. Anything to the contrary notwithstanding, the Company and the Parent shall not be liable under this Section 5 for Buyer Indemnified Losses in excess of the Purchase Price.

      5.5 Sole Remedy. The sole remedy of the Company, the Parent and the Buyer Indemnifying Parties for breach of the representations and warranties set forth in Section 3 shall be pursuant to this Section 5.

6.    DISPUTE RESOLUTION.

      6.1 Arbitration.

            (a) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder (including the validity, interpretation or applicability of this Section 6.1) shall be settled exclusively by final and binding arbitration in Houston, Texas. Such arbitration will apply the laws of the State of Texas and the commercial arbitration rules of AAA to resolve the dispute, and will be administered by the AAA.

            (b) Written notice of arbitration must be given within one year after the notifying party has knowledge of accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

            (c) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not initially have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected, but if no such arbitrator is selected within sixty (60) days after the receipt of the first notice of arbitration, the AAA shall have the power to make an appointment and shall promptly do so. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

            (d) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her opinion and/or award within ninety (90) days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

Notwithstanding anything to the contrary provided in this Section 6.1 and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

7.    EMPLOYEE MATTERS.

      7.1 Hiring.

            (a) The Buyer shall hire (subject to each employee's agreement), effective as of the Closing Date, all of the employees of the Company on the day immediately prior to the Closing Date, active or inactive (such employees being hereafter referred to as the "TRANSFERRED EMPLOYEES") at a comparable job and at a rate of pay not less than each such Transferred Employee's pay as of September 30, 2004. Upon request of the Buyer, the Company shall provide the Buyer reasonable access to data (including computer data) regarding the ages, dates of hire, compensation and job description of the Transferred Employees.

            (b) The Buyer shall assume and be responsible for any severance costs associated with the termination of the Transferred Employees' employment with the Company. The Buyer shall discharge all liabilities and claims based on occurrences or conditions first occurring or commencing on or after the Closing Date with respect to Transferred Employees arising out of their employment with the Buyer after the Closing Date, including, but not limited to, any claims arising out of any employee benefit plan, policy, program or arrangement maintained at any time by the Buyer (a "BUYER PLAN" or collectively, the "BUYER PLANS"), except Buyer shall not assume any liabilities with respect to the WARN Act or COBRA benefits for any terminations occurring prior to the Closing Date (unless provided otherwise by law or pursuant to applicable regulations) nor shall the Company or the Parent be liable under the WARN Act, COBRA, or state unemployment claims law for any Transferred Employee terminated by Buyer after the Closing.

            (c) At Closing, the Buyer shall establish and make available a group medical plan for the Transferred Employees and their dependents that is substantially similar to the group medical plan available to the Transferred Employees immediately prior to Closing. The Buyer shall credit the Transferred Employees with all service of the Transferred Employees recognized under the employee benefit plans, policies, programs, or arrangements maintained by the Parent or the Company (the "PARENT PLANS") as service with the Buyer for purposes of eligibility to participate, vesting and levels of benefits available, under all Buyer Plans. The Buyer shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements under the Buyer Plans for the Transferred Employees and shall provide that any expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year of the Closing shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitations of the Buyer Plans. The Buyer Plans shall not require contributions by Transferred Employees at a rate that exceeds the rate in effect for other similarly situated employees of the Buyer. Any reports or other information provided to Buyer by the Company or the Parent in connection with Buyer performing his obligations under this Section 7.1(c) shall be at the sole expense of the Buyer.

      7.2 Benefits. Except as provided in Section 7.1(b), the Buyer shall be responsible for the payment of all amounts of wages, bonuses and other remuneration (including discretionary benefits and bonuses) payable to the Transferred Employees of the Company accrued with respect to periods on or prior to the Closing (except for any employment taxes actually withheld by the Company) together with amounts payable to such employees in connection with events occurring on or prior to the Closing. In addition, the Buyer shall be responsible for:

            (a) all vacation pay and pay for other compensated absences earned or accrued by the Transferred Employees as of the close of business on the Closing Date to the appropriate employee, including any related payroll burden (FICA and other pension or other employee benefit plan contributions and employment taxes) with respect thereto to the appropriate Governmental Entity or other person, to the extent such pay has been accrued on the books of the Company at such close of business, based upon the remuneration of such employees normally used in computing such pay for other compensated absences; and

            (b) amounts accrued under the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan (the "PARENT 401(k) PLAN") for the Transferred Employees as of the Closing Date but not yet transferred to the trustee of the Parent 401(k) Plan, including without limitation, the accrued match, accrued payroll deductions representing elective deferrals, loan repayments and accrued profit sharing contribution, if any.

      7.3 Parent 401(k) Plan. The Company, the Parent and the Buyer agree that, as soon as practicable after Closing, but in any event within 90 days of the Closing Date, the account balances in the Parent 401(k) Plan of the Transferred Employees shall be transferred to a qualified 401(k) retirement savings plan established by the Buyer (the "BUYER'S 401(k) PLAN") in accordance with Section 414(l) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder. In connection with such transfer, the following provisions shall apply:

            (a) The account balances of the Transferred Employees transferred to the Buyer's 401(k) Plan shall be subject to the provisions of the Buyer's 401(k) Plan effective as of the date of transfer; provided, however that the Buyer's 401(k) Plan shall continue any benefits under the Parent 401(k) Plan as required under Section 411(d)(6) of the Code; and

            (b) The outstanding loan of any Transferred Employee shall not be in default as a result of the Transferred Employee's termination of employment with the Parent or the Company, but such loan shall be transferred to the Buyer's 401(k) Plan in accordance with (a) above.

      The Buyer shall provide acceptable evidence to the Parent that the Buyer's 401(k) Plan meets the requirements of Section 401(a) of the Code prior to the date of such transfer. The Buyer, the Parent and the Company agree to take whatever action, including but not limited to plan amendments and resolutions, to effectuate the transfer of the Transferred Employee's account balances according to this section from the Parent 401(k) Plan to the Buyer's 401(k) Plan.

Notwithstanding the foregoing, nothing in this Section 7 shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Transferred Employee or third party whatsoever (including any Governmental Entity).

      7.4 Non-Competition and Other Employment Agreements. All (i) non-competition and (ii) other employment agreements now existing between Buyer and the Parent and/or the Company shall be terminated at the Closing and each party thereto shall release the other from any liability associated therewith.

8.    MISCELLANEOUS.

      8.1 Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by (a) depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) by delivering the same in person to an officer or agent of such party, or (c) overnight delivery service. Such notice shall be deemed received on the date (i) on which it is actually received if sent by overnight delivery service or hand delivery, or
(ii) on the third business day following the date on which it is mailed. For purposes of notice, the addresses of the parties hereto shall be:

         If to the Parent or the Company:

                  Integrated Electrical Services, Inc.
                  1800 West Loop South, Suite 500
                  Houston, Texas 77027
                  Attention:  Chief Financial Officer

         With a copy to:

                  Integrated Electrical Services, Inc.
                  1800 West Loop South, Suite 500
                  Houston, Texas 77027
                  Attention:  Chief Legal Officer

         If to the Buyer:

                  Britt Rice Construction Company, LP
                  3022D Longmore Drive
                  College Station, Texas  77845

         If to the Guarantor:

                  Britt L. Rice
                  3022 D Longmire Drive
                  College Station, TX  77845

or such other address as any party hereto shall specify pursuant to this Section
8.1 from time to time.

      8.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      8.3 Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws rules.

      8.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. Neither the Company, the Parent nor the Buyer may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent by each other party hereto.

      8.5 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

      8.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by either party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

      8.7 Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

      8.8 Entire Agreement; Amendments. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof (including without limitation any letters of intent executed by the parties), and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party against whom enforcement is sought.

      8.9 Disclosure of Agreement Terms. The Buyer shall not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of an executive officer of the Parent or as required by applicable law or an order from a court or administrative body of competent jurisdiction (but only to the extent so required and only after giving reasonable prior notice to the Company and the Parent and cooperating with the Company and the Parent in any efforts to legally oppose such disclosure). The foregoing notwithstanding, the Buyer shall be permitted to make such disclosures to its accountants, lawyers, financial institutions, lending sources, employees and related parties as may be appropriate, provided that such parties are bound by the foregoing nondisclosure provisions.

      8.10 Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

      IN WITNESS WHEREOF, this Agreement has been executed effective as of the date set forth above.

                                         PARENT:

                                         INTEGRATED ELECTRICAL SERVICES, INC.

                                         By: /s/ Herbert R. Allen
                                             ----------------------------------
                                         Name: Herbert R. Allen
                                         Title: Chief Executive Officer

                                         COMPANY:

                                         B. RICE ELECTRIC LP

                                         By:  BRITT RICE MANAGEMENT LLC,
                                              its general partner

                                                  By: /s/ Curt L. Warnock
                                                      -------------------------
                                                  Name: Curt L. Warnock
                                                  Title: Vice President

                                         CARROLL SYSTEMS LP

                                         By:  CARROLL MANAGEMENT LLC,
                                                  its general partner

                                                  By: /s/ Curt L. Warnock
                                                      -------------------------
                                                  Name: Curt L. Warnock
                                                  Title: Vice President

                                         BUYER:

                                         BRITT RICE CONSTRUCTION COMPANY, LP

                                         By:  BRITT RICE HOLDING COMPANY, LLC,
                                                  its general partner

                                                  By: /s/ Britt L. Rice
                                                      -------------------------
                                                  Name: Britt L. Rice
                                                  Title: President

                                         GUARANTOR

                                                  /s/ Britt L. Rice
                                         ---------------------------------------
                                                  BRITT L. RICE

                                    EXHIBIT A

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

      This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT ("Bill of Sale") is entered into as of the ___ day of October 2004, by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (the "Parent"), [__________], a [________]corporation (the "Company") and [__________________], an individual and resident of the State of [__________](the "Buyer").

                                    RECITALS

      WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement (the "Purchase Agreement") dated as of even date herewith by and among the Buyer, the Parent and the Company, the Company and the Parent agreed to convey the Assets to the Buyer and the Buyer agreed to assume the Assumed Liabilities. In order to evidence such conveyance and assumption, the parties desire to enter into this Bill of Sale.

      WHEREAS, all capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                                   ASSIGNMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and benefits contained herein, the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Parent do hereby BARGAIN, GRANT, SELL, CONVEY, TRANSFER, DELIVER and ASSIGN unto Buyer all the Assets.

      The Assets are hereby conveyed free and clear of all encumbrances other than the Permitted Encumbrances.

      TO HAVE AND TO HOLD the Assets unto the Buyer and its successors and assigns forever; and the Company and the Parent do hereby bind themselves and their successors and assigns to WARRANT AND FOREVER DEFEND title to the Assets in accordance with the terms and provisions of the Purchase Agreement.

      The Buyer, upon execution below, accepts this Bill of Sale, and to the extent provided for in the Purchase Agreement, hereby assumes the Assumed Liabilities, but no others.

      This assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      This Bill of Sale may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original.

      This Bill of Sale is subject to all terms and conditions contained in the Purchase Agreement and nothing herein shall be deemed to alter, amend, or supersede the Purchase Agreement, the terms of which shall in all respects be controlling.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale effective as of the date set forth above.

                                        PARENT:

                                        INTEGRATED ELECTRICAL SERVICES, INC.

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        COMPANY:

                                        [                   ]

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        BUYER:

                                        By: ____________________________________
                                        Name: __________________________________

                                    EXHIBIT B

                           FORM OF SUBLEASE AGREEMENT

                               SUBLEASE AGREEMENT

      This SUBLEASE AGREEMENT (this "SUBLEASe") is entered into as of December ____, 2004 (the "EFFECTIVE DATE"), between CARROLL SYSTEMS LP, a Texas limited partnership ("SUBLESSOR") and BRITT RICE CONSTRUCTION COMPANY, LP, a Texas limited partnership ("SUBLESSEE"), with reference to the following:

                                   WITNESSETH:

      WHEREAS, on December 20, 1999, WOLFE COMMONWEALTH I, LTD. ("LANDLORD"), entered into that certain Standard Industrial/Commercial Single-Tenant Lease (the "PRIMARY LEASE"), whereby certain premises (the "ORIGINAL PREMISES") containing approximately 8,172 rentable square feet of office/warehouse space located at 4707 Commercial Park Dr., Austin, Texas (the "BUILDING"), were leased to Sublessor as Tenant;

      WHEREAS, the Primary Lease was amended pursuant to that certain Addendum dated as of February 3, 2000 (the "ADDENDUM") and by that certain Second Amendment to Lease (the "SECOND Amendment") wherein among other things, the lessor was granted options to extend the term of the Primary Lease through May 31, 2006 (the Primary Lease, as amended by the Addendum and the Second Amendment, and as further amended, supplement or restated, is hereinafter referred to as the "Primary Lease"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Primary Lease;

      WHEREAS, a copy of the Primary Lease and any subsequent amendments are attached hereto as EXHIBIT "A" and incorporated herein by reference for all purposes;

      WHEREAS, in connection with the transactions contemplated by that certain Asset Purchase Agreement of even date herewith between Sublessor, Sublessee and certain other parties (the "Purchase Agreement"), Sublessor desires to sublease the Premises to Sublessee, and Sublessee wishes to sublease the Premises from Sublessor;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

9. SUBLEASE. Sublessor subleases the Premises to Sublessee, and Sublessee subleases the Premises from Sublessor (the Premises, as subleased to the Sublessee, hereinafter referred to as the "SUBLEASED PREMISES").

10. TERM. The term (the "TERM") of the Sublease shall be for a period of six (6) months commencing on December ___, 2004, and ending on June ___, 2005 (the "EXPIRATION DATE"), unless extended month-to-month thereafter at the option of the Sublessee; provided, however, that this Sublease shall terminate no later than the termination, for any cause whatsoever, of the Primary Lease.

11. RENT.

      11.1 Sublessee agrees to pay Sublessor for the use of the Subleased Premises $4,339.33 per month, plus any applicable tax thereon ("BASE RENT").

      11.2 The Base Rent shall be paid in advance on or before the first day of each calendar month without notice or demand. Base Rent for any partial month shall be prorated and Sublessee agrees to pay the prorated amount of December's Base Rent of $______ at the time of execution of this Sublease.

      11.3 Sublessee further agrees to pay, as additional rent (the "EXTRA RENT"), all amounts billed by Landlord to Sublessor as Additonal Rental (including without limitation, utility costs, expense escalation amounts and real estate tax escalation amounts) due under the Primary Lease which is applicable to the Term of this Sublease. Sublessor shall invoice Sublessee for such Extra Rent by providing Sublessee copies of the invoice received by Sublessor from the Landlord. Sublessee agrees to make all such payments to Sublessor at least five (5) days prior to the date on which Sublessor is required to make such payments to Landlord pursuant to the Primary Lease (Base Rent plus Extra Rent hereinafter referred to as "RENT"). Notwithstanding anything contained herein to the contrary, payment of the Extra Rent is due and payable monthly.

12. USE. The Subleased Premises will be occupied and used by Sublessee only for the purposes set forth in the Primary Lease.

13. PRIMARY LEASE.

      13.1 The terms and conditions of the Primary Lease are incorporated herein by reference for all purposes (other than any renewal options, right to sublease or assign and any economic concessions granted to Sublessor as the Tenant under the Primary Lease), and Sublessee, by Sublessee's execution hereof, acknowledges that Sublessor has furnished Sublessee with a copy of the Primary Lease and that Sublessee has examined the Primary Lease and is familiar with the terms thereof. Except as otherwise expressly provided in this Sublease, Sublessee agrees to comply in all respects with the terms and conditions of the Primary Lease as if Sublessee were the tenant under the Primary Lease insofar as the same are applicable to the Subleased Premises.

      13.2 Except as otherwise set forth herein, as between Sublessor and Sublessee, Sublessor shall be entitled to all of the rights and remedies reserved by and granted to the landlord in the Primary Lease as if Sublessor was the "Landlord" under the Primary Lease and Sublessee was the "Tenant" under the Primary Lease, and such rights and remedies are incorporated herein by reference for all purposes.

      13.3 This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Primary Lease and to all of the rights of Landlord under the Primary Lease. If the Primary Lease terminates for any reason prior to the expiration or termination of this Sublease, Sublessee shall not have any claim whatsoever against Sublessor arising or resulting from such termination of the Primary Lease.

14. LIMITATION OF LIABILITY AND INDEMNITY. Notwithstanding any provision of the Primary Lease to the contrary, neither Landlord nor the Sublessor shall be liable to Sublessee, or any of its agents, employees, servants or invitees, for any damage to persons or property due to the condition or design or any defect in the Building or its mechanical systems which may exist or subsequently occur, and Sublessee with respect to itself and its agents, employees, servants and invitees, expressly assumes all risks and damage to persons and property, either proximate or remote, by the reason of the present or future condition of the Subleased Premises or the Building. All indemnification, hold harmless and release provisions contained in the Primary Lease running to the benefit of Landlord are incorporated herein by reference with respect to the Subleased Premises for the benefit of Sublessor as if Sublessor was the "Landlord" and Sublessee was the "Tenant" under the Primary Lease. FURTHERMORE, NEITHER SUBLESSOR NOR LANDLORD SHALL BE LIABLE TO SUBLESSEE FOR, AND UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSOR, SUBLESSEE SHALL SAVE SUBLESSOR AND LANDLORD HARMLESS FROM AND AGAINST, ANY AND ALL LOSS, COST, LIABILITY, CLAIM, DAMAGE AND EXPENSE, INCLUDING, WITHOUT LIMITATION, REASONABLE COUNSEL FEES, PENALTIES AND FINES INCURRED IN CONNECTION WITH OR ARISING FROM ANY INJURY OR DAMAGE TO SUBLESSEE OR TO ANY OTHER PERSON OR FOR ANY DAMAGE TO, OR LOSS (BY THEFT OR OTHERWISE) OF, ANY OF SUBLESSEE'S PROPERTY AND/OR OF THE PROPERTY OF ANY OTHER PERSON, CAUSED BY OR RESULTING FROM ANY ACT OR OMISSION OF SUBLESSEE, ITS EMPLOYEES, AGENTS, CONTRACTORS AND INVITEES. SUBLESSEE AGREES TO INDEMNIFY AND SAVE SUBLESSOR AND LANDLORD HARMLESS FROM AND AGAINST ALL LOSS, COST, LIABILITY, CLAIMS, DAMAGE AND EXPENSE (INCLUDING, WITHOUT LIMITATION, REASONABLE COUNSEL FEES), PENALTIES AND FINES, INCURRED IN CONNECTION WITH OR ARISING FROM (A) ANY DEFAULT BY SUBLESSEE IN THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS, COVENANTS OR CONDITIONS OF THIS SUBLEASE, OR (B) THE USE OR OCCUPANCY OR MANNER OF USE OR OCCUPANCY OF THE SUBLEASED PREMISES BY SUBLESSEE OR ANY PERSON CLAIMING THROUGH OR UNDER SUBLESSEE, OR (C) ANY ACTS, OMISSIONS OR NEGLIGENCE OF SUBLESSEE, ITS EMPLOYEES, AGENTS, CONTRACTORS AND INVITEES. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT AGAINST SUBLESSOR OR LANDLORD BY REASON OF ANY SUCH CLAIM, SUBLESSEE, UPON NOTICE FROM SUBLESSOR OR LANDLORD, AS THE CASE MAY BE, AGREES TO RESIST OR DEFEND SUCH ACTION OR PROCEEDING AND TO EMPLOY COUNSEL THEREFORE REASONABLY SATISFACTORY TO SUBLESSOR OR LANDLORD, AS THE CASE MAY BE. SUBLESSEE SHALL PAY TO SUBLESSOR AND/OR LANDLORD AS THE CASE MAY BE, ON DEMAND, ALL REASONABLE SUMS WHICH MAY BE OWING TO SUBLESSOR OR LANDLORD BY REASON OF THE PROVISIONS OF THIS PARAGRAPH. SUBLESSEE'S OBLIGATIONS UNDER THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OR EXPIRATION OF THIS SUBLEASE.

15. CONDITION OF SPACE. Sublessee has inspected the Subleased Premises and agrees to accept the same "AS-IS" condition during the Sublease Term without any agreements, representation, understanding or obligation on the part of Sublessor to perform any alterations, repairs or improvements. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR LANDLORD HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS

TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND LANDLORD EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE HABITABLE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS UNDER THE PRIMARY LEASE, AND EXCEPT AS OTHERWISE PROVIDED IN THIS SUBLEASE, SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE PRIMARY LEASE, WHETHER EXPRESS OR IMPLIED.

16. ALTERATIONS. Sublessee may not make any alterations, improvements or additions to the Subleased Premises (collectively, "IMPROVEMENTS") without the express prior written consent of Landlord and Sublessor. Any Improvements to which Landlord and Sublessor consent must be constructed and installed in accordance with (i) all requirements contained in the Primary Lease, and (ii) any requirements imposed by Sublessor to protect Sublessor's interest in the Primary Lease and/or in the Subleased Premises. Sublessee shall comply with the requirements of the Primary Lease applicable to the tenant thereunder.

17. DAMAGE AND DESTRUCTION.

      17.1 If the Subleased Premises, or any portion thereof, are damaged or destroyed by any cause whatsoever, such that the Primary Lease is terminated, this Sublease shall terminate immediately upon termination of the Primary Lease. Rent and any other payments for which Sublessee is liable shall be apportioned and paid to the date of such damage or destruction, and Sublessee shall immediately deliver possession of the Subleased Premises to Sublessor.

      17.2 If all or any portion of the Subleased Premises is damaged or destroyed by any cause whatsoever, and such damage or destruction is not significant enough to cause a termination of the Primary Lease, Sublessor agrees, subject to the Primary Lease, to use good faith efforts to cause Landlord to repair such damage. Notwithstanding any such damage, Sublessee shall continue to be obligated to pay all rent under this Sublease during the period of restoration to the extent Sublessor remains obligated to pay rent under the Primary Lease.

18. CONDEMNATION. Upon any taking by condemnation or other eminent domain proceeding of all or a portion of the Premises which results in the termination of the Primary Lease, this Sublease shall terminate concurrently with the Primary Lease. As between Sublessor and Sublessee, any awards or damages payable as a result of such taking by condemnation or other eminent domain proceeding shall be the sole property of Sublessor, and Sublessee shall have no claim to any part thereof.

19. PARKING. Sublessor shall provide all of the unreserved parking spaces in the Building Garage to which Sublessor is entitle under the Primary Lease (the "PARKING SPACES") to Sublessee during the term of this Sublease. Sublessee agrees to observe, and cause its employees, agents and invitees to observe, all rules and regulations of Landlord relating to the use of the Parking Spaces. Sublessee acknowledges and agrees that to the fullest extent permitted by law, neither Landlord nor Sublessor shall be responsible for any loss or damage to Sublessee or Sublessee's property (including without limitation, any loss or damage to Sublessee's automobiles or the contents therefore due to theft, vandalism, or accident) arising from or related to Sublessee's use of the Parking Facilities or exercise of any rights under this Sublease or the Primary Lease, whether or not such loss or damage results from Landlord's or Sublessor's active negligence or negligent omissions. The limitation of Sublessor's liability under the preceding sentence shall not apply, however, to loss or damage arising directly from Sublessor's willful misconduct. Notwithstanding anything contained herein to the contrary, Sublessee hereby voluntarily releases, discharges, waives, and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Sublessee arising as a result of using the Parking Spaces, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Sublessee will not prosecute any claim for personal injury or property damage against Landlord or Sublessor, or any other their officers, agents, servants, or employees for any such cause of action. It is the intention of Sublessee by execution of this Sublease, to exempt and relieve Landlord and Sublessor from liability for personal injury or property damage caused by negligence.

20. BROKERS. Sublessee acknowledges that Sublessee has not employed a broker with respect to this Sublease. Sublessee hereby agrees to defend, indemnify and hold harmless Sublessor, from and against any claim by any other party for brokerage, commission, finder's or other fees relative to this Sublease or the subleasing of the Subleased Premises to Sublessee, and any court costs, attorneys' fees or other costs or expenses arising therefrom, which are alleged to be due by authorization of the indemnifying party.

21. SECURITY INTEREST. In consideration of the mutual benefits arising under this Sublease, Sublessee hereby grants to Sublessor a lien and security interest on all property of Sublessee now or hereafter placed in or upon the Subleased Premises, and such property shall be and remain subject to such lien and security interest of Sublessor herein. The provisions of this Section relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code of the State of Texas ("CODE") so that Sublessor shall have and may enforce a security interest on all property of Sublessee now or hereafter placed in or on the Subleased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Subleased Premises by Sublessee. Sublessee agrees to execute as debtor such financing statement or statements as Sublessor may now or hereafter reasonably request in order that such security interest on interests may be protected pursuant to said Code. Sublessor may at its election at any time file a copy of this Sublease as a financing statement. Sublessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code in addition to and cumulative of the Sublessor's liens and rights provided by law or by the other terms and provisions of the Sublease. Notwithstanding the foregoing, Sublessor agrees to subordinate such lien and security interest to the lien and security interest of any lender providing to Sublessee purchase money, leasehold improvement, equipment or working capital or financing either as of or after the date of this Sublease in a form and substance reasonably acceptable to Sublessor.

22. WAIVER OF LIENS. Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Building or the Subleased Premises or to withhold, deduct from or offset against any Rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

23. SURRENDER. On the termination of this Sublease, Sublessee shall quit and surrender the Subleased Premises to Sublessor broom-clean and in good order, condition and repair, except for ordinary wear and tear, and in accordance with the applicable provisions of the Primary Lease. If the Subleased Premises are not surrendered upon the termination of this Sublease, Sublessee hereby indemnifies Sublessor from and against any and all loss, cost, liability, claim, damage and expense resulting from either the failure to surrender the Subleased Premises in the manner required herein, or any delay by Sublessee in so surrendering the Subleased Premises and Sublessee, at the option of Sublessor, shall be deemed to be occupying the Subleased Premises as a tenant at sufferance, at a monthly rental equal to one hundred fifty percent (150%) of the Rent Sublessor is obligated to pay to Landlord during any such holdover period for the Premises and subject to all of the other terms of this Sublease insofar as the same are applicable to a month to month tenancy. In addition, Sublessee agrees to indemnify Sublessor from and against any and all claims or loss arising under any provisions of the Primary Lease due to the failure of Sublessee to surrender possession of the Subleased Premises. Sublessee's obligations under this Section shall survive the termination or expiration of this Sublease.

24. WAIVER OF CLAIMS. SUBLESSOR SHALL NOT BE LIABLE TO SUBLESSEE AND SUBLESSEE HEREBY WAIVES ANY AND ALL CLAIMS OR CAUSES OF ACTION IT MAY HAVE AGAINST SUBLESSOR, FOR ANY LOSS OR DAMAGE INCLUDING BUT NOT LIMITED TO, LOSS OF BUSINESS, TO ANY PROPERTY OR PERSON OCCASIONED BY THEFT, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, FLOOD, NATURAL DISASTER, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION OR ORDER OF GOVERNMENTAL BODY OR AUTHORITY OR ANY OTHER CAUSE, INCLUDING BUT NOT LIMITED TO, THE NEGLIGENCE OR MISCONDUCT OF SUBLESSOR, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUBLESSOR.

25. DEFAULTS.

      25.1 Sublessee's Default. In the event that Sublessee shall default (i) in the performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, or (ii) in the performance of any of the terms, covenants and conditions to be performed on Sublessor's part under the Primary Lease with respect to the Subleased Premises, and the same are not cured within the time periods provided in the Primary Lease or the Sublease, whichever is shorter, then Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord under the Primary Lease with respect to defaults by Sublessor under the Primary Lease, all with the same force and effect as though the provisions of the Primary Lease with respect to defaults and the rights and remedies of Landlord thereunder in the event thereof were set forth at length herein. Additionally, should any default exist beyond the applicable cure period, Sublessor shall have the right to declare all Rent due under this Sublease immediately due and payable and upon receipt of Sublessor's written demand therefore, Sublessee shall immediately pay to Sublessor the entire Rent due for the balance of the term hereof. Sublessor shall promptly give notice to

Sublessee of any notices of default relating to the Subleased Premises which may be received by Sublessor from Landlord, but failure of Sublessor to give such notice to Sublessee shall not diminish Sublessee's obligations hereunder. If Sublessee shall default in the performance of any of Sublessee's obligations under this Sublease or under the provisions of the Primary Lease, Sublessor, without thereby waiving such default, may, at Sublessor's option, perform the same for the account and at the expense of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money, including, without limitation, reasonable counsel fees, in instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessee under this Sublease, such sums paid or obligations incurred shall be deemed to be Extra Rent and shall be paid by Sublessee to Sublessor on demand. Failure of Sublessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Sublessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder either in law or in equity.

      25.2 Sublessor's Default. In the event that Sublessor shall default (i) in the performance of any of the terms, covenants and conditions on its part to be performed under this Sublease, or (ii) in the performance of any of the terms, covenants and conditions to be performed by Sublessor under the Primary Lease (which are not required to be performed by Sublessee on behalf of Sublessor thereunder), and the same are not cured within the time periods provided in the Primary Lease or this Sublease, whichever is shorter, then the Sublessee shall have the same rights and remedies with respect to such default as are given to Sublessor as Tenant, under the Primary Lease with respect to defaults by the Landlord thereunder, all with the same force and effect as are such provisions of the Primary Lease with respect to such defaults and the rights and remedies of the Sublessor, as Tenant, thereunder in the event thereof were set forth at length herein. Subject to the prior written approval of Landlord at such time, Sublessee shall have the right to cure any defaults by Sublessor under the Primary Lease to the extent Sublessee, in its sole reasonable discretion, deems it necessary to do so in order to protect and preserve Sublessee's interests in the Subleased Premises. Sublessor shall promptly, on demand from Sublessee, reimburse Sublessee for all amounts expended by Sublessee in effecting any such cure on behalf of Sublessor, including, without limitation, reasonable attorneys' fees and costs. Notwithstanding the foregoing, however, Sublessee shall have no obligation to cure defaults by Sublessor under the Primary Lease.

26. SERVICES. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Primary Lease (subject to all the provisions, restrictions and conditions imposed in the Primary Lease). Sublessor shall in no event be liable to Sublessee for Landlord's failure to provide any such services, amenities and rights, nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals due under this Sublease, except and only to the extent that Sublessor receives an abatement under the Primary Lease specifically with respect to the Sublease Premises.

27. EXERCISE OF RIGHTS AND REMEDIES UNDER PRIME LEASE. Sublessee shall not have the right to exercise any of Sublessor's options, renewal options or elections permitted or authorized under the Primary Lease, or to institute any action or proceeding against Landlord for the enforcement of the Primary Lease. If Landlord defaults in the performance of any of its obligations under the Primary Lease, Sublessor shall have no liability whatsoever to Sublessee as a consequence of

Landlord's failure or delay in performing its obligations under the Primary Lease. Sublessee's obligations under this Sublease shall not be impaired nor shall the performance thereof be excused because of any default of Landlord or any failure or delay on Landlord's part in performing its obligations under the Primary Lease, except and only to the extent that Sublessor's performance under the Primary Lease is excused (as such performance pertains to the Subleased Premises) because of any default of Landlord or any failure or delay on the part of Landlord in performing its obligations under the Primary Lease.

28. CONSENTS DISCRETIONARY. Sublessor's consents to any proposed actions requiring Sublessor's consent hereunder or pursuant to the Primary Lease shall not be unreasonably withheld, but to the extent given, shall be subject to the further consent of Landlord to the extent Landlord's consent is required pursuant to the Primary Lease.

29. LIMITATION OF LIABILITY. Nothing contained in this Sublease is intended to impose (nor shall it impose) any personal liability upon the employees, officers, directors, partners, or agents of a party for any breach of this Sublease by such party.

30. NOTICES. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation (unless provided to the contrary in such statute or regulation), which must or may be given by the parties hereto shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by facsimile or if personally to the party to whom notice is to be given, or on the second business day following the day of mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed to the party for whom intended at its address as set forth on the signature page to this Sublease. Any party, however, may designate a new or other address to which such notice, demand or communication shall thereafter be given, made or mailed.

31. GENERAL TERMS. All terms defined in the Primary Lease and used herein but not defined herein shall have the meanings set forth in the Primary Lease.

32. COUNTERPARTS. This Sublease may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

33. BINDING EFFECT. This Sublease shall be binding upon the parties respective successors and assigns. The parties shall have the right to assign their rights and obligations hereunder to an affiliate of such party without the consent of the other party, provided that absent the express written agreement of the non-assigning party, no party to this agreement shall be released from its obligations hereunder.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Agreement has been executed effective as of the date set forth above.

                                        SUBLESSOR:

                                        CARROLL SYSTEMS LP

                                        By: CARROLL MANAGEMENT LLC,
                                               its general partner

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                        Address:
                                        ______________________
                                        ______________________
                                        ______________________

                                        Facsimile: ___________

                                        SUBLESSEE:

                                        BRITT RICE CONSTRUCTION COMPANY, LP

                                        By:  BRITT RICE HOLDING COMPANY, LLC,
                                                 its general partner

                                                 By: ___________________________
                                                 Name: _________________________
                                                 Title: ________________________

                                        Address:
                                        ______________________
                                        ______________________
                                        ______________________
                                        Facsimile: ___________

BY EXECUTION HEREUNDER, AS REQUIRED BY SECTION 12.1 OF THE PRIMARY LEASE, LANDLORD HEREBY ACKNOWLEDGES AND CONSENTS TO THE SUBLEASE OF THE SUBLEASED PREMISES BY SUBLESSOR TO SUBLESSEE PURSUANT TO THIS SUBLEASE AND REPRESENTS THAT AS OF THE DATE HEREOF, THERE ARE NO UNCURED DEFAULTS BY SUBLESSOR UNDER THE PRIMARY LEASE.

LANDLORD:

WOLFE COMMONWEALTH I, LTD.

By: ______________________________
Name: ____________________________
Title: ___________________________

Address:
__________________________
__________________________
__________________________
Facsimile: _______________

                                    EXHIBIT A

                                  PRIMARY LEASE

                                   [ATTACHED]

                                    EXHIBIT C

                     FORM OF GENERAL AGREEMENT OF INDEMNITY

                                (attached hereto)

                       CHUBB GROUP OF INSURANCE COMPANIES

[CHUBB LOGO]

      15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615


                         GENERAL AGREEMENT OF INDEMNITY

      WHEREAS, the undersigned (hereinafter individually and collectively called "Indemnitor") desires FEDERAL INSURANCE COMPANY or any of its subsidiary or affiliated insurers (hereinafter called "Company") to execute bonds including undertakings and other like obligations (hereinafter referred to as bond or bonds) on its behalf and also desires the execution of bonds on behalf of individuals, partnerships, corporations, limited liability companies or any other similarly unincorporated associations of members (hereinafter called "Affiliates").

      WHEREAS, from time to time the Indemnitor may be a participant in joint ventures with others, and bonds will be required on behalf of the Indemnitor along with the other participants in such joint ventures.

      WHEREAS, Indemnitor is the successor-in-interest to B. RICE ELECTRIC, L.P. AND CARROLL SYSTEMS, L.P. (along with any other affiliate or related entity whose assets have been or will be assigned to Indemnitor hereinafter individually and collectively called "Seller") as the assignee of all bonded contract obligations, which Indemnitor has expressly assumed without reservation

      NOW, THEREFORE, in consideration of the Company executing said bond or bonds, and the undersigned Indemnitor hereby requests the execution thereof, and in consideration of the consent of Company to the assignment and assumption of the bonded obligations formerly undertaken by the Seller, as well as the sum of One Dollar paid to the Indemnitor by said Company, the receipt whereof is hereby acknowledged, the Indemnitor, being benefited by the execution and delivery of said bond or bonds, including, without limitation all Bonds previously issued prior to the date of this Agreement for the Seller, the bonded obligations of which have been expressly assumed without reservation by Indemnitor(s) and as to which Indemnitor(s) have agreed, and do hereby agree, to assume full responsibility for work in place as well as the prompt and proper performance and completion of all such bonded obligations, including, without limitation those bonded obligations listed on Exhibit A attached hereto, hereby agrees that it will at all times jointly and severally indemnify and save harmless said Company from and against any and all loss, cost, damage or expense, including court costs and attorneys' fees, which it shall at any time incur by reason of its execution and/or delivery of said bond or bonds or its payment of any claim or liability thereunder and will place the said Company in funds to meet all its liability under said bond or bonds promptly on request and before it may be required to make any payment thereunder and that the voucher or other evidence of payment by said Company of any such loss, cost, damage, expense, claim, or liability shall be prima facie evidence of the fact and amount of the Indemnitor's liability to said Company under this Agreement.

      IT IS UNDERSTOOD AND AGREED that with respect to any bonds on behalf of the Indemnitor participating in a joint venture that if specific application is filed with the Company for such bonds the liability of the Indemnitor to the Company with respect to such joint venture bonds shall be limited to the amount expressly set forth in said application.

      IT IS UNDERSTOOD AND AGREED that all of the terms, provisions, and conditions of this Agreement shall be extended to and for the benefit not only of the Company either as a direct writing company or as a co-surety or reinsurer but also for the benefit of any surety or insurance company or companies with which the Company may participate as a co-surety or reinsurer and also for the benefit of any other company which may execute any bond or bonds at the request of the Company on behalf of the Indemnitor .

      IT IS UNDERSTOOD AND AGREED that this Agreement is in addition to all other rights and agreements which Company may have or be a party to in connection with Bonds previously issued for the benefit of Seller and that the assumption of responsibility therefor by Indemnitors as herein provided shall not constitute a waiver or release by Company of any rights Company may have to seek and recover indemnity from third parties having liability in connection with the issuance of such Bonds including, but not limited to, the obligations and liabilities of Integrated Electrical Services, Inc., B. Rice Electric, L.P. or their affiliates.

      IT IS UNDERSTOOD AND AGREED that, notwithstanding anything herein to the contrary, Indemnitor's agreements, covenants, and all obligations under this General Agreement of Indemnity is limited to (1) the obligations assumed by Indemnitor under the Asset Purchase Agreement by and among Integrated Electrical Services, Inc., B. Rice Electric, L.P., Carroll Systems, L.P., Britt Rice Construction Company, L.P.., and Britt L. Rice, and (2) Company's obligations under the bonds listed on Exhibit A attached hereto.

      IT IS FURTHER UNDERSTOOD AND AGREED that the Indemnitor, its heirs, successors and assigns are jointly and severally bound by the foregoing conditions of this Agreement.

      IN WITNESS WHEREOF the Indemnitor has signed this instrument this, the _____________ day of December, 2004.

WITNESS:                             BRITT RICE CONSTRUCTION, L.P.,
                                     a Texas Limited Partnership

_______________________________      By: ______________________________________
                                          Its: ________________________________

WITNESS:                             BRITT L. RICE, a Texas resident

_______________________________      __________________________________________